EXHIBIT 10.26

MANDATORY DISTRIBUTION AMENDMENT
(Code Section 401(a)(31)(B))

ARTICLE I
APPLICATION OF AMENDMENT

1.1	Effective Date. Unless a later effective date is specified in Article III of this Amendment, the provisions of this Amendment will apply with respect to distributions made on or after March 28, 2005.

1.2	Precedence. This Amendment supersedes any inconsistent provision of the Plan.

ARTICLE II
DEFAULT PROVISION: AUTOMATIC ROLLOVER
OF AMOUNTS OVER $1,000

Unless the Employer otherwise elects in Article III of this Amendment, the provisions of the Plan concerning mandatory distributions of amounts not exceeding $5,000 are amended as follows:

In the event of a mandatory distribution greater than $1,000 that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.

ARTICLE III
EMPLOYER’S ALTERNATIVE ELECTIONS

3.1	( )	Effective Date of Plan Amendment

This Amendment applies with respect to distributions made on or after _____________(may be a date later than March 28, 2005, only if the terms of the Plan already comply with Code Section 401(a)(31)(B)).

3.2	( )	Election to apply Article II of this Amendment to distributions of $1,000 or less.

In lieu of the default provision in Article II of this Amendment, the provisions of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, are modified as follows:

In the event of a mandatory distribution of $1,000 or less that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.

3.3	(✓)	Election to reduce or eliminate mandatory distribution provisions of Plan (may not be elected if 3.2 above is elected)

In lieu of the default provision in Article II of this Amendment, the provisions of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, are modified as follows (choose a, b, or c below):

a. (   ) No mandatory distributions. Participant consent to the distribution now shall be required before the Plan may make the distribution.

b. (✓) Reduction of $5,000 threshold to $1,000. The $5,000 threshold in such provisions is reduced to $1,000 and the value of the Participant's interest in the Plan for such purpose shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

c. (   ) Reduction of $5,000 threshold to amount less than $1,000. The $5,000 threshold in such provisions is reduced to $_______ (enter an amount less than $1,000) and the value of the Participant's interest in the Plan for such purpose shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

This amendment is executed as follows:

Name of Plan: The Savings and Investment Plan for Employees of Weingarten Realty Investors

Name of Employer: Weingarten Realty Investors

By:   /s/ Michael Townsell     Date:   8/1/05
                Employer